Exhibit 16.1

ANTHONY KAM & ASSOCIATES LIMITED

September 19, 2017

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

To Whom It May Concern:

We have read Item 4.01 of the Form 8-K dated September 19, 2017 of Gold Billion Group Holdings Limited and are in agreement with the statements contained therein. We have no basis to either agree or disagree with other statements of the registrant contained in the Form 8-K.

Very Truly Yours,

/s/ Anthony Kam & Associates Limited

Anthony Kam & Associates Limited

Hong Kong